Registration Statement No. 333-265678
Filed with the Securities and Exchange Commission on January 26, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
POST-EFFECTIVE AMENDMENT NO.1

RIVERSOURCE LIFE INSURANCE COMPANY
(Exact Name of Registrant as specified in charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0823832 (I.R.S. Employer Identification No.)
70100 Ameriprise Financial Center
Minneapolis, MN 55474
(800) 862-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole D. Wood
RiverSource Life Insurance Company
50605 Ameriprise Financial Center
Minneapolis, Minnesota 55474
(612) 678-5337
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of the Registration Statement.
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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

This Post-Effective Amendment No. 1 (“PEA”) to the Form S-3 Registration Statement No. 333-265678 (“Registration Statement”) of RiverSource Life Insurance Company is being filed for the purpose of including in the Registration Statement the additions/modifications reflected in the Supplement. Part II has also been updated pursuant to the requirements of Form S-3. The PEA does not amend any other part of the Registration Statement except as specifically noted herein.

Supplement dated April ____, 2023 to the Prospectus Dated Sept. 26, 2022
Product Name	Prospectus Form #
RiverSource® Structured SolutionsSM annuity	PRO 9103_12_A01 (9/22)
The information in this Supplement modifies certain information contained in the above referenced prospectus (the “Prospectus”) issued by RiverSource Life insurance Company. Please read it carefully and keep it with your Prospectus for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus.
The purpose of this Supplement is to provide you with information regarding a new Hypothetical Value of Fixed Assets formula that will be applied to contracts with application dates on or after April 24, 2023.
I. In the “Appendix B: Additional Proxy Value Details”, paragraph (2), describing Hypothetical Value of Fixed Assets is replaced in its entirety with the following:
(2) Hypothetical Value of Fixed Assets.
For Contracts with application dates prior to 4/24/2023 (and for applications on or after 4/24/2023 in states that have not approved the new formula), the Hypothetical Value of Fixed Assets is calculated as follows:
1
(1 + R)M
Where:
R	=	A reference rate representing current yields. It uses the Bloomberg Barclays U.S. Credit Index – Yield to Worst rate plus a Rate Adjustment Factor.
M	=	The number of full and partial years remaining in Your Segment
The Rate Adjustment Factor is calculated so Your Segment Value on the Segment start date, prior to any adjustment for exit costs made to the Hypothetical Value of Derivatives, will be equal to Your Investment Base. This adjustment will be set at the beginning of each Segment and will not change during the Segment.
For Contracts with application dates on or after 4/24/2023 (subject to state approval), the Hypothetical Value of Fixed Assets is calculated as follows:
1	*Rate Adjustment
(1 + Initial Value)M
Where:
Initial Value	=
A value calculated so Your Segment Value on the Segment start date, prior to any adjustment for exit costs made to the Hypothetical Value of Derivatives, will be equal to Your Investment Base.
The Initial Value will not change during the Segment.

M	=	The number of full and partial years remaining in Your Segment
Rate Adjustment	=	An estimate of the change in fixed asset values that has occurred since the start of Your Segment.
The Rate Adjustment is equal to:
(1 + Reference Rate as of the Segment Start Date	)	Rate Adjustment Tenor
1 + Reference Rate as of the current date
Where:
Rate Adjustment Tenor = Segment Duration*(M/Segment Duration)Rate Adjustment Exponent
Segment Duration = The initial length of the segment in years
Reference Rate = A rate representing current yields. Currently we are using the Bloomberg Barclays U.S. Credit Index – Yield to Worst rate. We may change the external index being used at any time.
Rate Adjustment Exponent = The current value is 0.5. We may change this value for new segments at any time, between the values of 0.2 and 1.

II. In the “Indexed Account(s) Value – Segment Value after the Segment start date and before the Segment Maturity Date” section of the prospectus, the last paragraph is replaced with the following:
For examples of the Segment Value calculation for Contracts with application dates on or after April 24, 2023, see Appendix G and for examples of the Segment Value calculation for Contracts with application dates prior to April 24, 2023, see Appendix C. For examples of how the Investment Base is impacted by a partial surrender, see Appendix D.
III. The heading for the Appendix C is revised to read: “Appendix C: Examples – Segment Value Calculation (for Contracts with application dates prior to April 24, 2023).
Examples for Segment Value Calculation for Contracts with application dates on or after April 24, 2023, are stated in the new Appendix G: Examples – Segment Value Calculation (for Contracts with application dates on or after April, 24, 2023):
Appendix G: Examples – Segment Value Calculation (for Contracts with application dates on or after April 24, 2023)
The following pages contain hypothetical examples showing the calculation of Segment Values after the Segment start date and before the Segment Maturity Date. Each example also demonstrates the effect of a partial surrender. The examples are calculated across four different Index return scenarios: 10%, -10%, 30%, and -30% with a stated interest rate assumption. In addition to the Segment Value, a hypothetical investment with Index returns is shown for comparison purposes.
For each Segment, the Segment Value is reduced by the dollar amount of the surrender and the Investment Base will be reduced proportionally based on the percentage of Segment Value that is withdrawn. If at the time of surrender the Segment Value is less than the Investment Base, the Investment Base will be reduced by an amount greater than the dollar amount of the partial surrender. If at the time of surrender the Segment Value is greater than the Investment Base, the Investment Base will be reduced by an amount less than the dollar amount of the partial surrender. The reduced Investment Base will impact all future daily Segment Values including the Segment Value on the Segment Maturity Date.
Examples 1 through 4 use the Point-to-Point with a Cap and Buffer Crediting Method.
Example 5 uses the Point-to-Point with an Annual Fee and Buffer Crediting Method.
Example 6 uses the Annual Lock with a Buffer Crediting Method.
Example 7 uses the Point-to-Point with a Contingent Yield and Buffer Crediting Method.
Example 8 uses the Point-to-Point with a Contingent Yield and Trigger Crediting Method.
You generally will not receive the full protection of the Buffer, Floor or Trigger prior to Segment maturity. It is possible that You would see no protection from the Buffer or Floor until Segment maturity. It is also possible that you would see no protection from the Trigger during a Segment and at Segment Maturity. As a Segment moves closer to maturity, the Segment Value would generally reflect a larger portion of the Buffer or Floor protection. To the extent there is any protection from the Buffer, Floor, or Trigger during a Segment, it is reflected in the proxy value.
Note all components of the proxy value are stated as a percent for consistency.
The examples use hypothetical values and are not necessarily indicative of actual results.
All partial surrenders are assumed to include any applicable Surrender Charges.
Assumptions for All Scenarios
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Investment Base	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Duration (months)	12	36	72	72	12	36	12	12
Months Since Segment Start Date	3	18	12	69	6	3	3	6
Buffer or Trigger Percentage	-10%	-15%	-25%	-25%	-10%	-10%	-10%	-25%
Cap or Contingent Yield	11%	30%	100%	100%	No Cap	11%	6%	6%

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Upside Participation Rate	100%	100%	100%	100%	100%	100%	N/A	N/A
Annual Fee (if applicable)	N/A	N/A	N/A	N/A	1.50%	N/A	N/A	N/A
Months Remaining in Segment	9	18	60	3	6	33	9	6
A. 10% Index Return and no change in Interest Rates Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	5.17%	9.98%	16.57%	11.00%	11.80%	6.21%	4.05%	5.77%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	5.02%	9.68%	15.57%	10.95%	11.70%	5.66%	3.30%	5.27%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	91.45%	99.55%	98.39%	98.47%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	104.58%	108.31%	107.02%	110.51%	108.61%	104.13%	102.92%	104.00%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,083.12	$1,070.23	$1,105.05	$1,086.06	$1,027.50	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 10% Return[2]	$1,100.0	$1,100.0	$1,100.0	$1,100.0	$1,100.0	$1,100.00	$1,100.00	$1,100.00
Segment Value Less Hypothetical Investment	-$72.50	-$16.88	-$29.77	$5.05	-$13.94	-$72.50	-$85.00	-$70.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$92.33	$93.43	$90.49	$92.08	$97.32	$98.52	$97.09
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$907.67	$906.56	$909.51	$907.92	$902.68	$901.48	$902.91
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$983.12	$970.23	$1,005.05	$986.06	$927.50	$915.00	$930.00

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical $1000 Investment With 10% Return[2]	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Value Less Hypothetical Investment	-$72.50	-$16.88	-$29.77	$5.05	-$13.94	-$72.50	-$85.00	-$70.00
B. -10% Index Return and no change in Interest Rates Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	-4.14%	-1.43%	4.16%	0.62%	-3.10%	-2.97%	-3.23%	1.82%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	-4.29%	-1.73%	3.16%	0.57%	-3.20%	-3.52%	-3.98%	1.32%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	91.45%	99.55%	98.39%	98.47%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	95.28%	96.90%	94.62%	100.12%	93.71%	94.95%	95.64%	100.04%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$952.79	$969.01	$946.15	$1,001.24	$937.06	$949.48	$956.38	$1,000.43
Hypothetical $1000 Investment With -10% Return[2]	$900.00	$900.00	$900.00	$900.00	$900.00	$900.00	$900.00	$900.00
Segment Value Less Hypothetical Investment	$52.79	$69.01	$46.15	$101.24	$37.06	$49.48	$56.38	$100.43
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$104.95	$103.20	$105.69	$99.88	$106.72	$105.32	$104.56	$99.96
9. Investment Base After Partial Surrender = Investment Base - #8	$895.05	$896.80	$894.31	$900.12	$893.28	$894.68	$895.44	$900.04
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$852.79	$869.01	$846.15	$901.24	$837.06	$849.48	$856.38	$900.43
Hypothetical $1000 Investment With -10% Return[2]	$800.00	$800.00	$800.00	$800.00	$800.00	$800.00	$800.00	$800.00
Segment Value Less Hypothetical Investment	$52.79	$69.01	$46.15	$101.24	$37.06	$49.48	$56.38	$100.43

C. 30% Index Return and no change in Interest Rates Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	9.29%	18.56%	28.34%	29.99%	30.12%	10.42%	5.66%	5.92%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	9.14%	18.26%	27.34%	29.94%	30.02%	9.87%	4.91%	5.42%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	91.45%	99.55%	98.39%	98.47%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	108.70%	116.90%	118.80%	129.49%	126.92%	108.35%	104.52%	104.14%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,150.00	$1,166.67	$1,294.94	$1,269.22	$1,027.50	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 30% Return[2]	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00
Segment Value Less Hypothetical Investment	-$272.50	-$150.00	-$133.33	-$5.06	-$30.78	-$272.50	-$285.00	-$270.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$86.96	$85.71	$77.22	$78.79	$97.32	$98.52	$97.09
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$913.04	$914.29	$922.78	$921.21	$902.68	$901.48	$902.91
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$1,050.00	$1,066.67	$1,194.94	$1,169.22	$927.50	$915.00	$930.00
Hypothetical $1000 Investment With 30% Return[2]	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00
Segment Value Less Hypothetical Investment	-$272.50	-$150.00	-$133.33	-$5.06	-$30.78	-$272.50	-$285.00	-$270.00

D. -30% Index Return and no change in Interest Rates Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	-19.74%	-15.64%	-8.73%	-5.95%	-19.73%	-18.16%	-19.48%	-23.03%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	-19.89%	-15.94%	-9.73%	-6.00%	-19.83%	-18.71%	-20.23%	-23.53%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	91.45%	99.55%	98.39%	98.47%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	79.67%	82.69%	81.73%	93.55%	77.08%	79.76%	79.39%	75.19%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$796.73	$826.95	$817.28	$935.54	$770.75	$797.64	$793.89	$751.94
Hypothetical $1000 Investment With -30% Return[2]	$700.00	$700.00	$700.00	$700.00	$700.00	$700.00	$700.00	$700.00
Segment Value Less Hypothetical Investment	$96.73	$126.95	$117.28	$235.54	$70.75	$97.64	$93.89	$51.94
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$125.51	$120.93	$122.36	$106.89	$129.74	$125.37	$125.96	$132.99
9. Investment Base After Partial Surrender = Investment Base - #8	$874.49	$879.07	$877.64	$893.11	$870.26	$874.63	$874.04	$867.01
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$696.73	$726.95	$717.28	$835.54	$670.75	$697.64	$693.89	$651.94
Hypothetical $1000 Investment With -30% Return[2]	$600.00	$600.00	$600.00	$600.00	$600.00	$600.00	$600.00	$600.00
Segment Value Less Hypothetical Investment	$96.73	$126.95	$117.28	$235.54	$70.75	$97.64	$93.89	$51.94
E. 10% Index Return and 1% increase in Interest Rates Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	5.39%	10.65%	19.00%	11.21%	12.20%	7.29%	4.16%	5.76%

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	5.24%	10.35%	18.00%	11.16%	12.10%	6.74%	3.41%	5.26%
2. Hypothetical Value of Fixed Assets	98.73%	96.62%	86.72%	98.38%	97.71%	95.76%	98.78%	98.05%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.47%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	103.97%	106.97%	104.71%	109.53%	108.34%	102.51%	102.19%	103.31%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%[1]	101.50%	103.00%
6. Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,069.72	$1,047.14	$1,095.33	$1,083.41	$1,025.05	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 10% Return[2]	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00
Segment Value Less Hypothetical Investment	-$72.50	-$30.28	-$52.86	-$4.67	-$16.59	-$74.95	-$85.00	-$70.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$93.48	$95.50	$91.30	$92.30	$97.56	$98.52	$97.09
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$906.52	$904.50	$908.70	$907.70	$902.44	$901.48	$902.91
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$969.72	$947.14	$995.33	$983.41	$925.05	$915.00	$930.00
Hypothetical $1000 Investment With -10% Return[2]	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Value Less Hypothetical Investment	-$72.50	-$30.28	-$52.86	-$4.67	-$16.59	-$74.95	-$85.00	-$70.00
F. -10% Index Return and 1% decrease in Interest Rates Scenario
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	4.93%	9.28%	13.97%	10.80%	11.40%	5.06%	3.94%	5.79%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	4.78%	8.98%	12.97%	10.75%	11.30%	4.51%	3.19%	5.29%
2. Hypothetical Value of Fixed Assets	100.42%	100.71%	96.50%	100.76%	99.07%	101.28%	100.46%	99.41%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.49%	0.00%	0.00%	0.00%

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
4. Proxy Value = #1 + #2 - #3	105.20%	109.68%	109.47%	111.50%	108.88%	105.79%	103.65%	104.69%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%[1]	101.50%	103.00%
6. Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,096.84	$1,094.68	$1,115.05	$1,088.84	$1,027.50	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 10% Return[2]	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00
Segment Value Less Hypothetical Investment	-$72.50	-$3.16	-$5.32	$15.05	-$11.16	-$72.50	-$85.00	-$70.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$91.17	$91.35	$89.68	$91.84	$97.32	$98.52	$97.09
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$908.83	$908.65	$910.32	$908.16	$902.68	$901.48	$902.91
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$996.84	$994.68	$1,015.05	$988.84	$927.50	$915.00	$930.00
Hypothetical $1000 Investment With -10% Return[2]	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Value Less Hypothetical Investment	-$72.50	-$3.16	-$5.32	$15.05	-$11.16	-$72.50	-$85.00	-$70.00
(1)
The Prorated Cap for the Annual Lock segment is equal to one plus the Cap prorated for the number of Days since the last Contract Anniversary, multiplied by one plus the Cumulative Annual Lock Return
(2)
Assumes a hypothetical investment with a rate of return that mirrors hypothetical Index returns of 10%, -10%, 30%, and -30%. You cannot invest directly in an Index. This hypothetical investment does not represent any Structured Solutions annuity features such as a Cap, Contingent Yield Upside Participation Rate, Annual Fee, Buffer, Floor or Trigger. Such a hypothetical investment may not be available in the market.
THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
__________________ (4/23)

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution The following is an itemized list of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being offered:
Registration Fee:	$463,500
Printing and Filing Expenses:	$ 3,000*
Legal Fees and Expenses:	N/A
Audit Fees:	$____*_
Accounting Fees and Expenses:	N/A
*Estimated expense.
Item 15. Indemnification of Directors and Officers
The amended and restated By-Laws of the depositor provide that the depositor will indemnify, to the fullest extent now or hereafter provided for or permitted by law, each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the depositor or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the depositor, being hereinafter referred to as an “Enterprise”), and including appeals therein (any such action or process being hereinafter referred to as a “Proceeding”), by reason of the fact that such person, such person’s testator or intestate (i) is or was a director or officer of the depositor, or (ii) is or was serving, at the request of the depositor, as a director, officer, or in any other capacity, or any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided below.
No indemnification will be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification will be made with respect to any Proceeding initiated by any such person against the depositor, or a director or officer of the depositor, other than to enforce the terms of this indemnification provision, unless such Proceeding was authorized by the Board of Directors of the depositor. Further, no indemnification will be made with respect to any settlement or compromise of any Proceeding unless and until the depositor has consented to such settlement or compromise.
The depositor may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the depositor or to any person serving at the request of the depositor as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions with respect to the indemnification and advancement of expenses of directors and officers of the depositor.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the depositor or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 16. Exhibits
See the Exhibit Index immediately preceding the signature page to this registration statement for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
EXHIBIT INDEX
Exhibit No.	Description
1.
Principal Underwriter Agreement for RiverSource Life Insurance Company Variable Annuities and Variable Life Insurance Between
RiverSource Distributors, Inc. and RiverSource Life Insurance Company, filed as Exhibit 3.1 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760 on January 3, 2007, is incorporated by reference.

2.1
Articles of Merger of IDS Life Insurance Company and American Enterprise Life Insurance Company dated March  16, 2006, filed as
Exhibit 2.1 to Post-Effective Amendment No.  8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company,
File No.  333-114888, on April 27, 2007, is incorporated by reference.

2.2
Articles of Merger of IDS Life Insurance Company and American Partners Life Insurance Company dated March  17, 2006, filed as
Exhibit 2.2 to Post-Effective Amendment No.  8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company,
File No.  333-114888, on April 27, 2007, is incorporated by reference.

3.1
Copy of Certificate of Incorporation of IDS Life Insurance Company filed as Exhibit 3.1 to Post-Effective Amendment No.  5 to the
Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April  6, 1994, is incorporated herein by reference.(See Exhibit 3.1 to Form S-1 Registration Statement filed with the SEC on 4/31/1994.)

3.2
Copy of Certificate of Amendment of Certificate of Incorporation of IDS Life Insurance Company dated June  22, 2006, filed as
Exhibit 27(f)(1) to Post-Effective Amendment No.  28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate
Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

3.3
Copy of Amended and Restated By-Laws of RiverSource Life Insurance Company filed as Exhibit 27(f)(2) to Post-Effective
Amendment No. 28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate Account, File No.  333-69777, on
January 3, 2007, is incorporated by reference.

3.4
Copy of Resolution of the Board of Directors of IDS Life Insurance Company, dated May  5, 1989, establishing IDS Life Account MGA filed as Exhibit 3.3 to Post-Effective Amendment No.  5 to the Registration Statement on Form S-1 for IDS Life Insurance Company,
File No. 33-28976, on April 6, 1994, is incorporated herein by reference.(See Exhibit 3.3 to Form S-1 Registration Statement filed with the SEC on 4/6/1994.)

3.5
Unanimous Written Consent of the Board of Directors In Lieu of a Meeting for IDS Life Insurance Company, adopted Dec. 8, 2006 for the Re-designation of the Separate Accounts to Reflect Entity Consolidation and Rebranding filed as Exhibit 27(a)(6) to the Registration
Statement on Form N-6 for RiverSource Variable Life Separate Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

4.1	Copy of Limited Flexible Purchase Payments Deferred Annuity Contract and Data Pages, filed electronically as Exhibit 4.1 to Initial Registration Statement No. 333-232973.
4.2
Copy of Endorsement No. 30379 to the Individual Annuity Contract, filed as Exhibit 4.10 to Post-Effective Amendment No.  10 to the
Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April  15, 1998, is incorporated herein by reference.

4.3
Copy of Endorsement No. 33007 filed as Exhibit 4.13 to Post-Effective Amendment No. 12 to the Registration Statement on Form S-1
for IDS Life Insurance Company, File No. 33-28976, on April  26, 1999, is incorporated herein by reference.(See Exhibit 4.13 to Form
S-1 Registration Statement filed with the SEC on 4/26/1999.)

4.4
Form of Traditional IRA or SEP-IRA Annuity Endorsement (form 131061) filed as Exhibit 4.14 to Post-Effective Amendment No. 17 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April  23, 2003, is incorporated herein by reference.

4.5
Form of Roth IRA Annuity Endorsement (form 131062) filed as Exhibit 4.15 to Post-Effective Amendment No.  17 to the Registration
Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 23, 2003, is incorporated herein by reference.

4.6
Form of Simple IRA Annuity Endorsement (form 131063) filed as Exhibit 4.13 to Post-Effective Amendment No.  14 to the
Registration Statement on Form N-4 for RiverSource Variable Account 10, File No. 333-79311, on April  28, 2003, is incorporated by reference.

5.*	Opinion of Counsel regarding legality of Contracts is filed electronically herewith.
23.	Consent of Independent Registered Public Accounting Firm will be filed by Amendment.
24.1 *	Power of Attorney to sign Amendment to this Registration Statement, dated Jan. 11, 2022 is filed electronically herewith.
24.2 *	Power of Attorney for Gumer C. Alvero and Brian E. Hartert to sign Amendment to this Registration Statement, dated March 18, 2022 is filed electronically herewith.
Ex-107	Filing Fees Table filed electronically as Exhibit 107 to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No.333-265678 is incorporated by reference.
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, RiverSource Life Insurance Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, and State of Minnesota on the 26th day of January, 2023.
RiverSource Life Insurance Company
(Registrant)
By	/s/ Gumer C. Alvero**
Gumer C. Alvero Chairman of the Board and President
As required by the Securities Act of 1933, Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on the Jan. 26, 2023.
Signature	Title
/s/ Gumer C. Alvero**	Chairman of the Board and President (Chief Executive Officer)
Gumer C. Alvero
/s/ Michael J. Pelzel*	Senior Vice President – Corporate Tax
Michael J. Pelzel
/s/ Stephen P. Blaske*	Director, Senior Vice President and Chief Actuary
Stephen P. Blaske
/s/ Shweta Jhanji*	Senior Vice President and Treasurer
Shweta Jhanji
/s/ Brian J. McGrane*	Director
Brian J. McGrane
/s/ Brian E. Hartert**	Chief Financial Officer
Brian E. Hartert
/s/ Jeninne C. McGee*	Director
Jeninne C. McGee
/s/ Gene R. Tannuzzo*	Director
Gene R. Tannuzzo
/s/ Gregg L. Ewing *	Vice President and Controller (Principal Accounting Officer)
Gregg L. Ewing
*Signed pursuant Power of Attorney to sign Amendment to this Registration Statement, dated Jan. 11, 2022, filed electronically herewith, by:
**Signed pursuant Power of Attorney to sign Amendment to this Registration Statement, dated March 18, 2022, filed electronically herewith, by:

/s/ Nicole D. Wood
Nicole D. Wood Assistant General Counsel and Assistant Secretary